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                                Exhibit No. 23(a)

                          Consent of Ernst & Young LLP

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                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Medarex, Inc. 2002 Employee Stock Purchase Plan of our report dated February 19, 2002, with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP


MetroPark, New Jersey
June 24, 2002